UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	81-2963381
(State of incorporation or organization)	(IRS Employer Identification No.)

11440 West Bernardo Court, Suite 220 San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

9.00% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 333-220739

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

Innovative Industrial Properties, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 9.00% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), to be registered hereunder set forth under the heading “Description of Series A Preferred Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-220739), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on September 29, 2017 as thereafter amended, and any such description contained in a prospectus filed pursuant to Rule 424(b) under the Securities Act. The Series A Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

Exhibit 3.1 Second Articles of Amendment and Restatement of Innovative Industrial Properties, Inc. (incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2017).

Exhibit 3.2 Form of Articles Supplementary of Innovative Industrial Properties, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-11 (File No. 333-270739) filed with the Securities and Exchange Commission on September 29, 2017).

Exhibit 3.3 Amended and Restated Bylaws of Innovative Industrial Properties, Inc.(incorporated herein by reference to the Company’s Registration Statement on Form S-11, as amended (File No. 333-214148), filed with the Securities and Exchange Commission on October 17, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

By:	/s/ Brian Wolfe
Brian Wolfe
Vice President, General Counsel and Secretary

Date: October 12, 2017